Exhibit 99.1

Sure Shot, the Revolutionary Alcohol-Reducing Beverage, Launches in USA Today’s Best Grocery Store in America

The Company’s new 4 oz. format is designed to enhance social experiences while promoting responsible drinking.

JUPITER, Fla., November 14, 2024 /GlobeNewswire/ — Safety Shot, Inc. (Nasdaq: SHOT) is proud to announce the launch of its newly rebranded and reformulated alcohol-reducing beverage, Sure Shot, now available in a convenient 4 oz. bottle at over 300 locations of the grocery chain recently voted “Best Grocery Store in America” by USA Today readers in their annual 10Best Readers’ Choice Awards. This leading Midwestern retailer is renowned for its commitment to customer satisfaction and extensive product selection.

Designed to enhance social experiences while promoting responsible drinking, Sure Shot is the first beverage of its kind, specifically formulated to reduce blood alcohol content by supporting the metabolism of alcohol, while enhancing mental clarity. Its unique blend of essential B vitamins, antioxidants, electrolytes, and nootropics supports the body’s natural metabolic processes to efficiently process alcohol, reducing blood alcohol content (BAC) in as little as 30 minutes. This innovative approach, backed by a recently awarded patent and positive clinical study results, positions Sure Shot as the ideal choice for health-conscious individuals who enjoy an active social life without compromising their well-being.

“Sure Shot reflects our commitment to providing consumers with innovative solutions that promote a balanced and mindful lifestyle,” says Jarrett Boon, CEO of Safety Shot, Inc. “We believe that everyone should be able to enjoy social gatherings without sacrificing their well-being. Sure Shot empowers individuals to make healthier choices and feel confident in their social settings.”

The new 4 oz. bottle format and updated branding provide a more convenient and recognizable product for consumers. “We’ve listened to our customers and responded with a product that is not only effective but also convenient and visually appealing,” says Josh Wagner, Chief Revenue Officer of Safety Shot, Inc. “The strategic placement of off-shelf displays in these high-traffic stores, combined with Sure Shot’s eye-catching branding and convenient 4 oz. size, is designed to capture consumer attention and drive impulse purchases. Research shows that consumers are more likely to engage with products that are prominently displayed. We’re confident that Sure Shot’s visual appeal and unique benefits will resonate with the shoppers.”

“We are excited to expand the availability of Sure Shot and introduce this innovative product to a wider audience of health-conscious consumers,” adds Boon. “We believe Sure Shot addresses a growing demand for products that promote responsible drinking and social wellness. We are confident that this expansion will contribute to our continued growth and success.”

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at www.sureshot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com